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EXHIBIT 4.01
                          NON-QUALIFIED STOCK OPTION

THIS NONQUALIFIED STOCK OPTION (this "Option") is granted this 29th day of December 2000, by EZConnect, Inc., a Nevada corporation (the "Company"), to Elliott N. Taylor (the "Optionee").

                                 Premises

A. The Company has engaged Taylor and Associates, Inc., a law firm, of which Optionee is the controlling principal, to provide professional and legal services to the Company in connection with the development and implementation of its business plan and operations. In consideration for Optionee s services, the Company has agreed to issue Optionee an option to purchase up to one hundred twenty thousand (120,000) shares of the Company s common stock, par value $0.001 (the "Common Stock").

B. The Company intends to register the shares of Common Stock issuable on exercise of the Option under a registration statement on Form S-8 to be filed with the Securities and Exchange Commission.

C. The Options have an exercise price of $0.625 per share. The exercise price reflects the closing bid price per share of the Company's Common Stock on the date of grant of this Option.

                                   Grant

  1. Grant of Option. The Company hereby irrevocably grants to Optionee the right and option to purchase all or any part of an aggregate of one hundred twenty thousand (120,000) shares of Common Stock on the terms and conditions hereinafter set forth.

  2. Exercise Price. The exercise price of this Option shall be $0.625 per share.

  3. Term of Option. Subject to the other provisions contained herein, this Option may be exercised, in whole or in part, at any time until December 29, 2001.

  4. Shareholder's Rights. The Optionee shall have the rights of a shareholder only with respect to Common Stock fully paid for by Optionee under this Option.

  5.  Record Owner, Persons Entitled to Exercise and Assignability.   The
Company may deem the Optionee as the absolute owner of this Option for all purposes. During the Optionee s lifetime, this Option can only be exercised by the Optionee, and neither this Option nor any right hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. This Option is not assignable and in the event of any alienation, assignment, pledge, hypothecation, or other transfer of this Option or any right hereunder, except as permitted herein, this Option and all rights granted hereunder shall be immediately null and void.

  6. Method of Exercise. This Option may be exercised by delivery of a notice of exercise, a form of which is attached hereto as Exhibit "A" and incorporated herein by this reference, setting forth the number of Options to be exercised along with either:



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    (a) A certified check or bank check payable to the order of the Company in the amount of the full exercise price of the Common Stock being purchased;

    (b) Shares of Common Stock of the Company already owned by the Optionee equal to the exercise price with the Common Stock valued at its fair market value based on the closing bid quotation for such stock on the close of business on the day last preceding the date of exercise of such Option, as reported or quoted on the NASDAQ System or, if not included in the NASDAQ System, shall mean the closing bid quotation for such stock as determined by the Company through any other reliable means of determination available on the close of business on the day last preceding the date of such Option;

    (c) Options or other rights to purchase Common Stock valued at the amount by which the closing bid quotations as determined in accordance with Clause
(b) above of the Common Stock subject to the options or other rights exceeds the exercise or purchase price provided on such options or rights; or

    (d) Cancellation of debt owed by the Company to the Option Holder, including debt from professional fees, services, employment relationships or otherwise, upon presentation of an invoice for services provided to the Company.

As soon as practicable after receipt by the Company of such notice a certificate or certificates representing such shares of Common Stock shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. If this Option is not exercised with respect to all Common Stock subject hereto, Optionee shall be entitled to receive a similar Option of like tenor covering the number of shares of Common Stock with respect to which this Option shall not have been exercised.

  7. Availability of Shares. During the term of this Option, the Company shall at all times keep available for issuance the number of shares of Common Stock subject to this Option.

  8. Restrictions on Transfer. The Option and the Common Stock subject to the Option (collectively referred to as the "Securities") are subject to registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities statutes. Optionee acknowledges that unless a registration statement with respect to the Securities is filed and declared effective by the Securities and Exchange Commission, the Securities have or will be issued in reliance on specific exemptions from such registration requirements for transactions by an issuer not involving a public offering and specific exemptions under state statutes. Any disposition of the Securities may, under certain circumstances, be inconsistent with such exemptions. The Securities may be offered for sale, sold, or otherwise transferred only if (i) registered under the Securities Act, and in come cases, under the applicable state securities acts, or, if not registered, (ii) only if pursuant to an exemption from such registration requirements and only after the Optionee provides an opinion of counsel or other evidence satisfactory to the Company to the effect that registration is not required. In some states, specific conditions must be met or approval of the securities regulatory authorities may be required before any such offer or sale. If rule 144 is available (and no assurance is given that it will be), only routine sales of the Common Stock in limited amounts can be made after one year following the acquisition date of the Securities, as determined under rule 144(d), in accordance with the terms and conditions of rule 144.

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In any event, in the absence of an effective registration statement covering the Securities, the Company may refuse to consent to any transfer in the absence of an opinion of legal counsel, satisfactory to and independent of counsel of the Company, that such proposed transfer is consistent with the above conditions and applicable securities laws. The Company has agreed to us its best efforts to register the shares of Common Stock issuable on exercise of this Option by filing a registration statement on Form S-8 with the Securities and Exchange Commission within thirty (30) days from the date of the grant of this Option.

  9. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the state of Nevada.

EXECUTED as of the date first above written.

The Company:                            Optionee:

EZConnect, Inc., a Nevada corporation



By /S/ Kevin S. Hamilton                         /S/Elliott N. Taylor
   Its Duly Authorized Officer


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Exhibit A


Form of Exercise
(to be signed only upon exercise of Option)


TO:  EZCONNECT, INC.

The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the purchase rights represented by the Option for, and to purchase thereunder, _____ shares of Common Stock of EZConnect, Inc.. Enclosed is payment in the amount of $_____, the exercise price of the Common Stock to be acquired. Please have the certificate(s) registered in the name of ______________ and delivered to ____________________. If this exercise does not include all of the Common Stock covered by the attached Option, please deliver a new option of like tenor for the balance of the Common Stock to the undersigned at the foregoing address.

DATED this ____ day of ______________, 200__.

Signature of Optionee


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